UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 14, 2007

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As announced on December 14, 2007, Evelyn Angelle will become Vice President and Corporate Controller on January 1, 2008. In this role, Ms. Angelle will serve as Halliburton’s principal accounting officer.  Ms. Angelle is a Certified Public Accountant in Texas and a Certified Management Accountant.

Ms. Angelle, age 40, recently served as Vice President - Operations Finance.  She served as Vice President - Investor Relations from April 2005 to November 2007, and as Assistant Controller from April 2003 to March 2005.  Before joining Halliburton, Ms. Angelle worked in the audit department at Ernst & Young LLP.

Item 8.01.Other Events.

On December 14, 2007, Lawrence J. Pope, Vice President, Human Resources and Administration of Halliburton Company, established a pre-arranged trading plan intended to satisfy Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Any transactions under such plan will be disclosed through Form 4 filings with the Securities and Exchange Commission.  The planned sales are intended for asset diversification and liquidity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: December 20, 2007	By:	/s/ Robert L. Hayter
Robert L. Hayter
Assistant Secretary